EXHIBIT 10.1
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of December 11, 2020, by and among HEICO CORPORATION, a Florida corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and TRUIST BANK (as successor by merger to SUNTRUST BANK), in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of November 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent (i) extend the maturity date until November 6, 2023 pursuant to Section 2.16 of the Credit Agreement, (ii) increase the Aggregate Revolving Commitment Amount from $1,300,000,000 to $1,500,000,000 pursuant to Section 2.15 of the Credit Agreement (the “2020 Commitment Increase”) and (iii) amend certain other provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Administrative Agent and the Lenders party hereto are willing to do so as hereinafter set forth;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent agree as follows:
1.Amendment.
    (a)    The following definitions contained in Section 1.01 of the Credit Agreement are hereby replaced in their entirety with the following definition:
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Maturity Date” means (a) (i) November 6, 2023, with respect to each Extending Lender or (ii) November 6, 2022, with respect to any Declining Lender, (b) such earlier date upon which the Commitments are terminated in accordance with the terms hereof or (c) solely with respect to any Commitment extended pursuant to Section 2.16, such later date as such Commitment is so extended.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(b)    Section 1.01 of the Credit Agreement is updated by adding the following definition in the appropriate alphabetical order:
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurocurrency Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurocurrency Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the

Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurocurrency Rate:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurocurrency Rate permanently or indefinitely ceases to provide the Eurocurrency Rate; or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurocurrency Rate:
(1)a public statement or publication of information by or on behalf of the administrator of the Eurocurrency Rate announcing that such administrator has ceased or will cease to provide the Eurocurrency Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurocurrency Rate, a resolution authority with jurisdiction over the administrator for the Eurocurrency Rate, or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurocurrency Rate, which states that the administrator of the Eurocurrency Rate has ceased or will cease to provide the Eurocurrency Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate announcing that the Eurocurrency Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Rate and solely to the extent that the Eurocurrency Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurocurrency Rate for all purposes hereunder in accordance with Section 3.03(a)-(d) and (y) ending at the time that a Benchmark Replacement has replaced the Eurocurrency Rate for all purposes hereunder pursuant to Section 3.03(a)-(d).
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning set forth in Section 10.29(b).
“Covered Entity” has the meaning set forth in Section 10.29(b).
“Default Right” has the meaning set forth in Section 10.29(b).
“Early Opt-in Election” means the occurrence of:
(1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(a)-(d) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurocurrency Rate, and
(2)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“First Amendment Effective Date” means December 11, 2020.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(c)    Section 2.15(a) of the Credit Agreement is hereby amended by changing “$350,000,000” to “$550,000,000” and by changing “$1,650,000,000” to “$1,850,000,000”.
(d)    Section 3.03 of the Credit Agreement is hereby amended by adding new clauses (a) through (d) to the end of such Section to read as follows:
(a)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurocurrency Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurocurrency Rate with a Benchmark Replacement pursuant to these provisions will occur prior to the applicable Benchmark Transition Start Date.
(b)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(a)-(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(a)-(d).

(d)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the Eurocurrency Rate will not be used in any determination of Base Rate.
(e)    Section 10.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
10.27    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
(f)     A new section 10.28 is hereby added to the Credit Agreement to read as follows:
10.28    Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Subsidiary, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(g)    A new section 10.29 is hereby added to the Credit Agreement to read as follows:
10.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Arrangements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.“
(b) As used in this Section 10.29, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(h)    Schedule 2.01 of the Credit Agreement is updated by replacing such Schedule in its entirety with Schedule 2.01 attached hereto.
2.Commitment Increase.
    (a)    Each of the undersigned Lenders with a positive amount in the “Commitment Increase” column on Schedule 2.01 (the “Increasing Lenders”) hereby agrees to increase the amount of its Commitment by the amount shown in such column.
    (b)    Each of the undersigned Lenders further acknowledges and agrees that in the “Commitment, Post Amendment” column on Schedule 2.01 sets forth its Commitment under the Credit Agreement immediately after giving effect to this Amendment.
    (c)    On the First Amendment Effective Date, (i) all applicable Obligations shall be amended and modified as provided herein, (ii) the Commitments of each of the Lenders shall be reallocated among the Lenders in accordance with their respective Commitments, as set forth opposite such Lender’s name on Schedule 2.01 attached hereto under the heading “Commitment, Post Amendment”, and in order to effect such reallocations, all requisite assignments shall be deemed to be made in amounts from each Lender to each Lender, with the same force and effect as if such assignments were evidenced by an

Assignment and Acceptance but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which such requirements are hereby waived), and (iii) each assignee Lender shall make full cash settlement with each corresponding assignor Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to all such assignments and reallocations.
3.Certain Other Agreements.
(a)The increase in the Commitments of any Lender under this Amendment is made pursuant to Section 2.15 or 2.16 of the Credit Agreement, as applicable, and this Amendment constitutes the supplement to the Credit Agreement contemplated pursuant to Section 2.15(c) or 2.16(b) of the Credit Agreement, as applicable, in connection with such increase. Each of the undersigned Lenders waives any notices and time periods that may be required under Section 2.15 or 2.16 of the Credit Agreement, as applicable, in connection with the increase of the Commitments contemplated hereby.
4.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates or to the Administrative Agent for the benefit of the Increasing Lenders in connection with this Amendment, (ii) reimbursement or payment of the costs and expenses of the Administrative Agent incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (iii) each of the following documents:
    (a)     executed counterparts to this Amendment from the Borrower, each Subsidiary party hereto and the Lenders providing the 2020 Commitment Increase;
(b)    a certificate of the Secretary or Assistant Secretary of the Borrower and each Subsidiary party hereto, attaching and certifying copies of resolutions of its board of directors, authorizing the execution, delivery and performance of this Amendment, certifying the name, title and true signature of each officer of the Borrower or Subsidiaries, as applicable, executing this Amendment and confirming that the articles of incorporation and bylaws have not changed since the Closing Date;
    (c)    a favorable written opinion of counsel to the Borrower, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated herein as the Administrative Agent shall reasonably request;
    (d)    certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Borrower and each Subsidiary party hereto; and
    (e)    certified copies of all consents, approvals, authorizations, registrations and filings and orders, if any, required to be made or obtained under any Requirement of Law, or by any material Contractual Obligation of the Borrower and each Subsidiary party hereto, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority related thereto shall be ongoing.
5.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower and each Subsidiary party hereto hereby represents and warrants to the Lenders and the Administrative Agent:
(a)    The Borrower and each of its Subsidiaries party hereto (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, (iii) has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates and (iv) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;
(b) The execution, delivery and performance by the Borrower and each Subsidiary party hereto of the Loan Documents to which it is a party are within such Borrower’s or Subsidiary’s, as applicable, organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;
(c)    The execution, delivery and performance by the Borrower and each Subsidiary party hereto of this Amendment and the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;
(d)    This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and each Subsidiary party hereto and constitutes a valid and binding obligation of the Borrower and each Subsidiary party hereto enforceable against the Borrower and such Subsidiaries party hereto in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and
    (e)    Before and immediately after giving effect to this Amendment, all representations and warranties of the Borrower and each Subsidiary party hereto set forth in the Loan Documents (but excluding the representation set forth in Section 5.05(b)) are true and correct in all material respects. No Default or Event of Default has occurred and is continuing as of the date hereof or would occur as after giving effect to this Amendment. Since the date of the financial statements of the Borrower described in Section 5.05(a) of the Credit Agreement, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.
6.Reaffirmation. Each Subsidiary party hereto consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary party hereto acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guaranty Agreement (i) is and shall continue to be a primary obligation of the Subsidiary Loan Parties, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Loan Parties under the Subsidiary Guaranty Agreement. Furthermore, the Borrower hereby ratifies the Credit Agreement and the other Loan Documents and acknowledges and reaffirms (a) that it is bound by all the terms of the Credit Agreement and the Loans Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
7.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
8.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Florida and all applicable federal laws of the United States of America.
9.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
10.Costs and Expenses. The Borrower agrees to pay on demand all reasonable, documented, out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
11.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
12.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
13.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Loan Parties, by their respective authorized officers as of the day and year first above written.

                            BORROWER:

                            HEICO CORPORATION

                            By: /s/ CARLOS L. MACAU, JR.
                             Name:    Carlos L. Macau, Jr.
                             Title:    Executive Vice President -
CFO and Treasurer

SUBSIDIARY GUARANTORS:

    16-1741 Property, Inc.
3 McCrea Property Company, LLC
3D PLUS U.S.A., INC.
60 SEQUIN LLC
ACTION RESEARCH CORPORATION
AERODESIGN, INC.
AEROELT, LLC
AEROSPACE & COMMERCIAL TECHNOLOGIES, LLC
AIR COST CONTROL US, LLC
AIRCRAFT TECHNOLOGY, INC.
ANALOG MODULES, INC.
APEX HOLDING CORP.
APEX MICROTECHNOLOGY, INC.
ASTRO PROPERTY, LLC
ASTROSEAL PRODUCTS MFG. CORPORATION
BAY EQUIPMENT CORP.
BLUE AEROSPACE LLC
CARBON BY DESIGN LLC
CARBON BY DESIGN CORPORATION
CONNECTRONICS CORP.
CONXALL CORPORATION
CSI AEROSPACE, INC.
DB CONTROL CORP.
DECAVO LLC
DIELECTRIC SCIENCES, INC.
DUKANE SEACOM, INC.
ENGINEERING DESIGN TEAM, INC.
FUTURE AVIATION, INC.
HARTER AEROSPACE, LLC
HEICO AEROSPACE CORPORATION
HEICO AEROSPACE PARTS CORP.
[Signature Page to First Amendment to Revolving Credit Agreement]

HEICO EAST CORPORATION
HEICO ELECTRONIC TECHNOLOGIES CORP.
HEICO Flight Support Corp.
HEICO PARTS GROUP, INC.
HEICO REPAIR GROUP AEROSTRUCTURES, LLC
HEICO REPAIR, LLC
HETC I, LLC
HETC II CORP.
HETC III, LLC
HETC IV, LLC
HFSC III CORP.
HFSC IV CORP.
HFSC V, LLC
HFSC VI, LLC
HNW BUILDING CORP.
HNW 2 BUILDING CORP.
HVT GROUP, INC.
INERTIAL AIRLINE SERVICES, INC.
INTERFACE DISPLAYS & CONROLS, INC.
IRCAMERAS LLC
JET AVION CORPORATION
JETSEAL, INC.
LEADER TECH, INC.
LLP ENTERPRISES, LLC
LPI INDUSTRIES CORPORATION
LUCIX CORPORATION
LUMINA POWER, INC.
MCCLAIN INTERNATIONAL, INC.
MCCLAIN PROPERTY CORP.
MIDWEST MICROWAVE SOLUTIONS, INC.
NIACC-AVITECH TECHNOLOGIES INC.
NORTHWINGS ACCESSORIES CORPORATION
OPTICAL DISPLAY ENGINEERING, LLC
PRIME AIR, LLC
QUELL CORPORATION
RADIANT POWER CORP.
RADIANT POWER IDC, LLC
RADIANT-SEACOM REPAIRS CORP.
RAMONA RESEARCH, INC.
REINHOLD HOLDINGS, INC.
REINHOLD INDUSTRIES, INC.
RESEARCH ELECTRONICS INTERNATIONAL, L.L.C.
ROBERTSON FUEL SYSTEMS, LLC
SANTA BARBARA INFRARED, INC.
SEAL DYNAMICS LLC

[Signature Page to First Amendment to Revolving Credit Agreement]

SEAL Q CORP.
SENSOR TECHNOLOGY ENGINEERING, LLC
SIERRA MICROWAVE TECHNOLOGY, LLC
SOLID SEALING TECHNOLOGY, INC.
SPECIALITY SILICONE PRODUCTS, INC.
SUNSHINE AVIONICS LLC
SWITCHCRAFT HOLDCO, INC.
SWITCHCRAFT, INC.
THERMAL ENERGY PRODUCTS, INC.
THERMAL STRUCTURES, INC.
TTT CUBED, INC.
TURBINE KINETICS, INC.

                            By: /s/ CARLOS L. MACAU, JR.
                             Name:    Carlos L. Macau, Jr.
                             Title:    Treasurer

HEICO AEROSPACE HOLDINGS CORP.

                            By: /s/ CARLOS L. MACAU, JR.
                             Name:    Carlos L. Macau, Jr.
                             Title:    Executive Vice President -
CFO

AEROANTENNA TECHNOLOGY, INC.

                            By: /s/ CARLOS L. MACAU, JR.
                             Name:    Carlos L. Macau, Jr.
                             Title:    Assistant Treasurer

[Signature Page to First Amendment to Revolving Credit Agreement]

                            LENDERS:

TRUIST BANK, as Administrative Agent and as a Lender

By: /s/ JONATHAN HART
Name: Jonathan Hart
Title: Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ HENRY DEL CAMPO
Name: Henry Del Campo
Title: Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ JUNDIE CADIENA
Name: Jundie Cadiena
Title: Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,     as a Lender

By: /s/ JAMES CULLEN
Name: James Cullen
Title: Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ WILLIAM PANAGIS
Name: William Panagis
Title:Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

U.S. Bank, National Association,
as a Lender

By: /s/ PAUL F. JOHNSON
Name: Paul F. Johnson
Title: Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

Fifth Third Bank, National
Association, as a Lender

By: /s/ VIVIAN A. PREMOCK
Name: Vivian A. Premock
Title: Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

JPMorgan Chase Bank, N.A., as a
Lender

By: /s/ JONATHAN BENNETT
Name: Jonathan Bennett
Title: Executive Director

[Signature Page to First Amendment to Revolving Credit Agreement]

T.D. BANK, N.A., as a Lender

By: /s/ BERNADETTE COLLINS
Name: Bernadette Collins
Title: Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

Citibank, N.A., as a Lender

By: /s/ STEPHEN J. WHITE
Name: Stephen J. White
Title: Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

BANKUNITED, N.A., as a Lender

By: /s/ ROSHY RAJAN
Name: Roshy Rajan
Title: Vice President Corporate Banking

[Signature Page to First Amendment to Revolving Credit Agreement]

Synovus Bank, as a Lender

By: /s/ MICHAEL SAWICKI
Name: Michael Sawicki
Title: Director of Corporate Banking

[Signature Page to First Amendment to Revolving Credit Agreement]

IBERIABANK, a division of FIRST HORIZON Bank, successor-by-merger to IBERIABANK, successor-by-merger to SABADELL UNITED BANK, as a Lender

By: /s/ MARK S. LONG
Name: Mark S. Long
Title: Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

Schedule 2.01

COMMITMENT AMOUNTS

Lender	Commitment Increase	Commitment, Post Amendment
Truist Bank	-$15,000,000.00	$235,000,000.00
Wells Fargo Bank, National Association	$25,000,000.00	$185,000,000.00
Bank of America, N.A.	$25,000,000.00	$185,000,000.00
PNC Bank, National Association	$75,000,000.00	$165,000,000.00
Capital One, National Association	$10,000,000.00	$100,000,000.00
US Bank, National Association	$10,000,000.00	$100,000,000.00
Fifth Third Bank, National Association, an Ohio Banking Corporation	$10,000,000.00	$100,000,000.00
JPMorgan Chase Bank, N.A.	$10,000,000.00	$100,000,000.00
T.D Bank, N.A.	$75,000,000.00	$165,000,000.00
Citibank, N.A.	0	$70,000,000.00
BankUnited, N.A.	-$25,000,000.00	$25,000,000.00
Synovus Bank	0	$40,000,000.00
First Horizon	0	$30,000,000.00
Total:	$200,000,000.00	$1,500,000,000.00